Working Regulatory and
Legislative Strategies
Every Day

Lindsay Thomas, SVP, Governmental Relations

Bryan Batson, VP, Regulatory Compliance and
Affairs

November 11-12, 2004

Tennessee

$4.3 million rate increase requested

$2.5 million rate decrease proposed by advocate

TRA ordered $1.3 million rate increase

ROE 10.2%

ROR 7.43%

35% equity

Final order issued October 25, 2004

Filed for reconsideration on November 4, 2004

Virginia

Approved two year extension of WNA

Removed general service customer class

Weather update data 30-year rolling, not fixed

Staff conducting audit of Annual Information
Filing (AIF)

Staff will audit Sequent’s asset management
plan prior to renewal

Georgia

Rate case filed October 15, 2004

Requested extension of current PBR plan

$24.6 million rate increase sought

ROE of 11.2%

ROR of 8.95%

Exclusive of SNG purchase

Capacity supply plan reconsideration approved
November 2, 2004

New Jersey

BPU approved stipulation of all parties

Three-year rate freeze

PBR in years 4 and 5

Sequent asset manager for 3 years

Additional severance benefits provided

Service standards addressed within 6 months

Other Territories

Florida

Acquisition approval not required

Purchase Gas Agreement (PGA) settled

Maryland

Received approval October 27, 2004

PGA settlement

Virginia

Received approval October 29, 2004